Registration No. 333-163073

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sharps Compliance Corp.
(Exact name of Registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9220 Kirby Drive, Suite 500 Houston, Texas 77054 (713) 432-0300 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	David P. Tusa 9220 Kirby Drive, Suite 500 Houston, Texas 77054 (713) 432-0300 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151
Attention: Gene G. Lewis

Approximate date of commencement of proposed sale to the public:  After this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)(2)	Per Share	Offering Price(3)	Fee(4)(5)
Common Stock, par value $0.01 per share	3,703,000 shares	$9.44	$34,956,320	$1,951

(1)	Includes 483,000 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Includes common stock issuable upon exercise of options held by the selling stockholders.
(3)	Estimated solely for the purpose of determining the registration fee.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the registration fee is based on the average of the high and low prices of the common stock as reported on The Nasdaq Capital Market on November 9, 2009.
(5)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 4 is being filed solely for the purpose of filing exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-163073) and no changes or additions are being made hereby to the prospectus which forms part of the Registration Statement or to Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the shares of common stock being registered hereby, including the shares being offered for sale by the selling stockholders. Each selling stockholder will pay the portion of the SEC registration fee and the FINRA filing fee and the underwriting discounts and commissions associated with the common stock sold by such selling stockholder pursuant to this registration statement and such selling stockholder’s legal expenses.

SEC registration fee	$1,951
FINRA filing fee	$3,996
NASDAQ Capital Market listing fees	$5,000
Printing expenses	$10,000
Legal fees and expenses	$250,000
Accounting fees and expenses	$25,000
Miscellaneous expenses	$4,053

Total	$300,000

Item 15.	Indemnification of Directors and Officers.

The discussion under the heading “Description of Common Stock — Indemnification of Directors and Officers” in the prospectus is incorporated by reference herein in its entirety.

Item 16.	Exhibits.

The exhibits listed in the Exhibit Index are filed as part of this registration statement.

Exhibit
Number		Description of Exhibit

1	.1*	Form of Underwriting Agreement.
3.1		Bylaws of Company (incorporated by reference from Exhibit 3.4 to Form 10-KSB, dated June 30, 1994).
3.2		Amended and Restated Certificate of Incorporation of U.S. Medical Systems, Inc. (incorporated by reference from Exhibit 3.5 to the Registrant’s Transition Report on Form 10KSB40 filed on September 29, 1998).
3.3		Certificate of Elimination of the Series A 10% Voting Convertible Preferred Stock of Sharps Compliance Corp. (incorporated by reference from Exhibit 3.6 to Form 10-KSB, filed September 29, 1998).
4.1		Specimen Stock Certificate (incorporated by reference from Exhibit 4.4 to Form 10-KSB, filed September 29, 1998).
4.2		See Exhibits 3.1, 3.2 and 3.3 for provisions of the Bylaws of the Company, the Articles of Incorporation of the Company and the Certificate of Elimination defining the rights of holders of common shares.
5.1		Opinion of Fulbright & Jaworski L.L.P.
23	.1*	Consent of UHY LLP.
23.2		Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
24		Power of Attorney (included in signature page).

*	Previously filed

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2009.

Sharps Compliance Corp.

By:
/s/  Dr. Burton J. Kunik
Dr. Burton J. Kunik
Chairman of the Board,
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ Dr. Burton J. Kunik Dr. Burton J. Kunik		Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	December 8, 2009

/s/ David P. Tusa David P. Tusa		Executive Vice President, Chief Financial Officer and Business Development (Principal Financial and Accounting Officer)	December 8, 2009

* John W. Dalton		Director	December 8, 2009

* Ramsay Gillman		Director	December 8, 2009

* Parris H. Holmes, Jr.		Director	December 8, 2009

* F. Gardner Parker		Director	December 8, 2009

* Philip C. Zerrillo		Director	December 8, 2009

*By:	/s/ David P. Tusa David P. Tusa Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

1	.1*	Form of Underwriting Agreement.
3.1		Bylaws of Company (incorporated by reference from Exhibit 3.4 to Form 10-KSB, dated June 30, 1994).
3.2		Amended and Restated Certificate of Incorporation of U.S. Medical Systems, Inc. (incorporated by reference from Exhibit 3.5 to the Registrant’s Transition Report on Form 10KSB40 filed on September 29, 1998).
3.3		Certificate of Elimination of the Series A 10% Voting Convertible Preferred Stock of Sharps Compliance Corp. (incorporated by reference from Exhibit 3.6 to Form 10-KSB, filed September 29, 1998).
4.1		Specimen Stock Certificate (incorporated by reference from Exhibit 4.4 to Form-10-KSB, filed September 29, 1998).
4.2		See Exhibits 3.1, 3.2 and 3.3 for provisions of the Bylaws of the Company, the Articles of Incorporation of the Company and the Certificate of Elimination defining the rights of holders of common shares.
5.1		Opinion of Fulbright & Jaworski L.L.P.
23	.1*	Consent of UHY LLP.
23.2		Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
24		Power of Attorney (included in signature page).

*	Previously filed

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